UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 17, 2016, MSG Sports & Entertainment, LLC, a wholly owned subsidiary of The Madison Square Garden Company (the “Company”), and Dolan Family Office, LLC (“DFO LLC”), a company controlled by the Company’s director Charles F. Dolan, amended their existing reciprocal aircraft time sharing agreements to provide for, as of the execution date, a one-year term with automatic one-year renewal periods. All other terms of the agreements remain the same.

On June 16, 2016, the Company entered into an arrangement with the DFO, MSG Networks Inc. (“MSGN”) and AMC Networks Inc. (“AMC”) providing for the sharing of certain expenses associated with executive office space which will be available to James L. Dolan (the Executive Chairman and a director of the Company and MSGN and a director of AMC), Charles F. Dolan (the Executive Chairman and a director of AMC and a director of the Company and MSGN) and the DFO which is controlled by Charles F. Dolan. The Company’s current share of the office expenses is expected to amount to less than $25,000 a year. The Company’s share of initial set-up costs is expected to amount to less than $35,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Donna Coleman
Name: Donna Coleman
Title: Executive Vice President and Chief Financial Officer

Dated: June 17, 2016

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